Exhibit 10.2
JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT ("Agreement"), made and entered into as of this 21 day of May 2009, by and between OMEGA MARITIME & ENERGY LIMITED of Plot 154, Off Joe Eboje, Trans-Amadi Industrial Layout, Port Harcourt, Rivers State, Nigeria and SUPERIOR WELL DRILLING, LLC of P.O. Box 100, Hampton, AR 71744 (both jointly hereinafter referred to as Party A which expression shall where the context so admits include their privies, assigns and successors in title) of the one part

AND

ASHER ENERGY CORPORATION of 5847 Sam Felipe Street, 17th Floor, Houston TX 77002 (hereinafter referred to as Party B which expression shall where the context so admits include its assigns, privies and successors in title) of the other part.

WHEREAS:
A.
By virtue of an earlier Agreement dated                                entered into between Omega Maritime and Energy Limited and Superior Well Drilling LLC (Party A) both companies contracted to jointly procure and execute drilling projects all over the world thereby harnessing their respective synergies.

B.	Party B is an oil exploration company with oil and gas concession worldwide and requiring drilling services for these concessions.
C.
Further to the aforesaid agreement, Party A and Party B now wish to participate as joint venture partners and accordingly have agreed to enter into this Agreement in order to regulate the operation and management of the Joint Venture and the relationship between them as the joint venturers, to offer drilling services to the Joint Venture on account of Party B's concessions worldwide.

ARTICLE I
SCOPE
1.01       Business Purpose
The business of the Joint Venture shall be Party B to procure contracts and projects in/at any location worldwide, which contracts/ projects shall be executed by Party A.

1.02           Term of the Agreement.
This Joint Venture shall commence on the date first above written and shall continue in existence until terminated, liquidated, or dissolved by law or as hereinafter provided.

ARTICLE II
GENERAL DEFINITIONS
The following comprise the general definitions of terms utilized in this Agreement:

Affiliate: An Affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

Capital Contribution(s): The capital contribution to the Joint Venture actually made by the parties, including property, cash and any additional capital contributions made.

Profits and Losses: Any income or loss of the Joint Venture for federal income tax purposes determined by the Venture's fiscal year, including, without limitation, each item of income, gain, loss or deduction.

ARTICLE III
OBLIGATIONS OF THE JOINT VENTURES
Party B is solely responsible for procuring all contracts/projects for the Joint Venture while Party A is responsible for all execution and operational decisions of the Joint Venture and will be compensated for providing various services.

ARTICLE IV
PAYMENT
Party A shall be paid for her services rendered to the Joint Ventures subject to both parties agreeing on acceptable terms of remunerations for such services.

ARTICLE V
RIGHTS AND DUTIES OF THE JOINT VENTURES
5.01 Business of the Joint Venture.
Party A and Party B shall form a Joint Operating Committee (JOC) for the Joint Venture. The JOC shall have full, exclusive and complete authority and discretion in the management and control of the business of the Joint Venture for the purposes herein stated and shall make all the decisions affecting the business of the Joint Venture. As such, any action taken shall constitute the act of, and serve to bind, the Joint Venture.
The Joint Operating Committee shall manage and control the affairs of the Joint Venture to the best of its ability and shall use its best efforts to carry out the business of the Joint Venture.

ARTICLE VI
AGREEMENTS WITH THIRD PARTIES AND WITH AFFILIATES OF THE JOINT VENTURERS
6.01 Validity of Transactions
Affiliates of the parties to this agreement maybe engaged to perform services for the Joint Venture. The validity of any transaction, agreement or payment involving the Joint Venture and any Affiliates of the parties to this Agreement otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between them and such Affiliates or the approval of said transactions, agreement or payment.

6.02 Other Business of the Parties to this Agreement
The parties to this Agreement and their respective Affiliates may have interests in businesses other than the Joint Venture business. The Joint Venture shall not have the right to the income or proceeds derived from such other business interests and, even if they are competitive with the Joint Venture business, such business interests shall not be deemed wrongful or improper.

ARTICLE VII
PAYMENT OF EXPENSES
All expenses of the Joint Venture shall be equally borne by both parties and shall be reimbursed by the Joint Venture.

ARTICLE VIII
INDEMNIFICATION OF THE JOINT VENTURERS
The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of the Joint Venture and such course of conduct did not constitute negligence or misconduct. The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Joint Venture.

ARTICLE IX
DISSOLUTION
9.01 Events of the Joint Venturers
The Joint Venture shall be dissolved upon the happening of any of the following events:
(a) The adjudication of bankruptcy, filing of a petition for winding up of any of the parties hereto;
(b) The sale or other disposition, not including an exchange of all, or substantially all, of the Joint Venture assets.
(c) Mutual agreement of the parties.

ARTICLE X
MISCELLANEOUS PROVISIONS
10.01 Books and Records
The Joint Venture shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Joint Venture.

10.02 Validity
In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

10.03 Integrated Agreement
This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the parties other than those set forth herein provided for.

10.04 Headings
The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

Confidentiality
Each party agrees to maintain in strict confidence all trade secrets, business and other proprietary information of the other party that is disclosed pursuant to this Agreement. Neither party shall disclose to any third party such confidential information without the express written consent of the other.

Assignment
Neither party may assign this Agreement without the written consent of the other Party (which consent shall not be unreasonably withheld or unduly delayed).

10.05 Notices
Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

10.06 Applicable Law and Venue
This Agreement shall be construed and enforced under the laws of the Federal Republic of Nigeria.

10.07 Other Instruments
The parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names as of the day and year first above written.

TIIE COMMON SEAL of the within named
OMEGA MARITIME & ENERGY LIMITED

Was hereunto affixed
In the presence of:

/s/ B.O Nzenwa	/s/ Peter Fiderikumo
Director	Director

TIIE COMMON SEAL of the within named
SUPERIOR WELL DRILLING LLC

Was hereunto affixed
In the presence of:

/s/ Kenith Burson Jr	/s/ Robert M. Reynolds
Director	Director

TIIE COMMON SEAL of the within named
ASHER ENERGY CORPORATION

Was hereunto affixed
In the presence of:

/s/ Bayo Odunuga	/s/ Patrick Okorodudu
Director	Director